CUSIP No. 073677 10 6	SCHEDULE 13D (Amendment No. 4)

EXHIBIT 1

JOINT FILING AGREEMENT

     Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Amendment No. 4 to Schedule 13D to which this agreement is attached as Exhibit 1, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of each of the undersigned.

     This agreement may be executed in counterparts.

Dated: June 1, 2005

FRANK H. PEARL
By:	/s/ Rodd Macklin
	Name:	Rodd Macklin
	Title:	Attorney-in-fact

PERSEUS CAPITAL, L.L.C.
By:	/s/ Rodd Macklin
	Name:	Rodd Macklin
	Title:	Chief Financial Officer and Secretary

PERSEUS 2000 EXPANSION, L.L.C.
By:	/s/ Rodd Macklin
	Name:	Rodd Macklin
	Title:	Chief Financial Officer and Secretary